UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2011, the Compensation Committee of the Board of Directors of AsiaInfo-Linkage, Inc. (the “Company”), pursuant to the Company’s 2011 Stock Incentive Plan previously approved by the annual meeting of the Company’s stockholders held on April 21, 2011, approved the grant of stock options to the Company’s Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”), certain of its executive officers and employees. The grant date was set to be December 6, 2011. In the aggregate, options to purchase 1,150,000 shares of the Company’s common stock were granted to the “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K). The details regarding such stock options granted to the Company’s CEO, CFO and its executive officers were included in the Forms 4 filed to the United States Securities and Exchange Commission on December 8, 2011. Each stock option grant is evidenced by and subject to the terms and conditions of a stock option agreement substantially in the forms attached hereto as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	NONQUALIFIED STOCK OPTION AGREEMENT (For U.S. Participants)

99.2	STOCK OPTION AGREEMENT (For Residents of People’s Republic of China)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: December 13, 2011		/s/ MICHAEL WU
	Name:	Michael Wu
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	NONQUALIFIED STOCK OPTION AGREEMENT (For U.S. Participants)

99.2	STOCK OPTION AGREEMENT (For Residents of People’s Republic of China)